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                                                                     Exhibit 8.b

                                Ropes & Gray LLP
                              45 Rockefeller Plaza
                         New York, New York 10111-0087
                                 (212) 841-5700

                                                                January 15, 2004
GlobespanVirata, Inc.
100 Schulz Drive
Red Bank, New Jersey 07701


Ladies and Gentlemen:

        We have acted as counsel to GlobespanVirata, Inc., a Delaware corporation ("GlobespanVirata"), in connection with the proposed Merger, as such term is defined and described in the Agreement and Plan of Reorganization, dated as of November 3, 2003 (the "Merger Agreement"), by and among Conexant Systems, Inc., a Delaware corporation ("Conexant"), and Concentric Sub, Inc., a Delaware corporation and wholly owned subsidiary of Conexant ("Concentric") and GlobespanVirata. In connection therewith, Conexant has filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") (i) on December 15, 2003 a Registration Statement on Form S-4 (Registration No. 333-111179) and (ii) on the date hereof Amendment No. 1 to such Registration Statement on Form S-4 (such Registration Statement, as amended by such Amendment No. 1, the "Registration Statement"). The Registration Statement includes a joint proxy statement/prospectus (the "joint proxy statement/prospectus"). Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in the Merger Agreement.

        In connection with this opinion, we have examined the Merger Agreement, the Registration Statement and such other documents and corporate records as we have deemed necessary or appropriate in order to enable us to render the opinion below. We have relied upon statements, representations and covenants made by GlobespanVirata, Conexant and Concentric, and the facts, representations, assumptions and other information stated in the joint proxy statement/prospectus, and such other documents as we have deemed appropriate, and we have assumed that such statements and representations are true without regard to any qualifications as to knowledge, belief, materiality or substantiality. For purposes of this opinion, we have assumed (i) the validity and accuracy of the documents and corporate records that we have examined and the facts, representations and covenants concerning the Merger that have come to our attention during our engagement, and (ii) that the Merger will be consummated in accordance with the Merger Agreement and as described in the joint proxy statement/prospectus (and that no transaction or condition stated therein and material to this opinion will be waived by any party). Our opinion is conditioned upon, among other things, the initial and continuing truth, accuracy, validity and completeness of the items described above on which we are relying.
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GlobespanVirata, Inc.                                       January 15, 2004



        Based upon the foregoing, and subject to the qualifications and limitations stated herein, we hereby advise you that in our opinion the statements set forth in the joint proxy statement/prospectus under the heading "The Merger -- Material U.S. Federal Income Tax Consequences" set forth the material United States federal income tax considerations of the Merger applicable to the stockholders of GlobespanVirata under existing United States federal income tax law. In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Department regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service and such other authorities as we have considered relevant. Because this opinion is being delivered prior to the Effective Time of the Merger, it must be considered prospective and dependant on future events. There can be no assurance that changes in the law will not take place which could affect the United States federal income tax consequences of the Merger or that contrary positions will not be taken by the Internal Revenue Service.

        We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "The
Merger -- Material U.S. Federal Income Tax Consequences" in the joint proxy statement/prospectus. By giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act.

                                                        Very truly yours,


                                                        /s/ Ropes & Gray LLP